                                                                 Exhibit 23(a)






                          CONSENT OF GRANT THORNTON LLP


We have issued our report dated October 25, 1996 accompanying the consolidated financial statements of Resource America, Inc. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended September 30, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


                                                  /s/ Grant Thornton LLP
                                                  --------------------------
                                                  GRANT THORNTON LLP



Cleveland, Ohio
November 14, 1997